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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 033-62561) and the Registration Statements on Form S-8 (Nos. 333-82556, 333-35526, 333-24045, 033-63395, 033-16711, 333-129283, 333-135678 and 333-140071) of Microsemi Corporation of our report dated November 21 2007 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
November 21 2007

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  Exhibit 23